Exhibit 99.1

TRANSGENOMIC SIGNS BINDING TERM SHEET TO DIVEST GENETIC ASSAYS & PLATFORMS BUSINESS UNIT

Transgenomic’s Third Divestiture is Expected to Enable the Company to Fully Focus Its Business Strategy on Accelerating Commercialization of Its Multiplexed ICE COLD-PCR™ (MX-ICP) Technology

OMAHA, Neb. (September 30, 2015) -- Transgenomic, Inc. (NASDAQ: TBIO) today announced that it has entered into a definitive and binding term sheet to divest its Genetic Assays & Platforms (GAP) Business Unit to ADSTEC Corporation, a privately held Japanese company that manufactures and sells specialized instruments and reagents for the biotechnology industry.

Pursuant to the term sheet, Transgenomic agreed to transfer rights to its GAP products, licenses, technology, know-how and trademarks, along with associated product inventory, to ADSTEC. Transgenomic’s GAP Business Unit employees and sites, including Glasgow, UK, and Irvington, Nebraska, should be transitioned to ADSTEC, subject to compliance with local laws. Pursuant to the binding term sheet, ADSTEC will assume the business, financial and human resource commitments of the GAP Business Unit without payment to Transgenomic; however, it is anticipated that ADSTEC will pay Transgenomic US $300,000 for existing stock and inventory related to the GAP Business Unit. The divestiture of the GAP Business Unit is anticipated to reduce Transgenomic’s quarterly expenses by approximately $1.2 million. The transaction is scheduled to close by the end of October.

Paul Kinnon, President and Chief Executive Officer of Transgenomic, commented, “The Genetic Assay and Platforms Business Unit contains our major remaining legacy business. This business unit has required significant management and employee time and focus, which we and the Board of Directors believe will be better invested in growing our high-potential products for molecular diagnostics and precision medicine, based on our highly innovative ICE COLD-PCR™ technology and state-of-the-art expertise.”

Mr. Kinnon continued, “We are divesting this business unit to Japanese instrumentation producer ADSTEC, which supplies the GAP unit’s Hanabi product line and which we believe is well-positioned with the existing infrastructure and resources to succeed. We expect that this transaction will ensure continuing service to existing GAP customers and ongoing employment to our GAP unit workers, while allowing us to focus solely on our strategic initiatives. Following the closing of the transaction, we expect to dedicate all of our corporate resources on growing our high potential molecular diagnostics products and services and accelerating commercialization of our MX-ICP technology for liquid biopsies and precision medicine.”

About ADSTEC

Since its establishment in 2002, Japan-based ADSTEC has focused on the import, manufacture, engineering and sales of image-related equipment and specialized instrumentation for the biotechnology industry. For more information, visit http://www.ads-tec.co.jp/.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCR™ and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These forward-looking statements include statements relating to the expected timing for closing the sale of Transgenomic’s GAP Business Unit, the final terms and conditions of the sale of the GAP Business Unit and the anticipated effects of the sale of the GAP Business Unit. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media:	Investors:
BLL Partners LLC	Transgenomic Investor Relations
Barbara Lindheim	investor.relations@transgenomic.com
212-584-2276
blindheim@bllbiopartners.com